Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

FOURTH OMNIBUS AMENDMENT

This Fourth Omnibus Amendment (“Fourth Omnibus Amendment”) is made and entered into as of July 1, 2023 (“Amendment Effective Date”), by and between, on the one hand, Augmedix Operating Corp. f/k/a Augmedix, Inc. (“Augmedix”) and, on the other hand, Dignity Health (“DH”), Dignity Health Medical Foundation (“DHMF”), and Pacific Central Coast Health Centers (“PHC” and, together with the DH and DHMF, the “Client”), and amends:

(1)	That certain Amended and Restated Statement of Work, dated January 24, 2019, as amended, by and between DH and Augmedix (the “DH-SOW No. 1”); and

(2)	That certain Statement of Work No. 2, dated March 2, 2020, as amended, by and between DH and Augmedix (the “DH-SOW No. 2”); and

(3)	That certain Statement of Work, dated July 3, 2016, as amended, by and between DHMF and Augmedix (the “DHMF-SOW”);

(4)	That certain Augmedix Notes - Statement of Work No. 2, dated March 15, 2023, by and between DHMF and Augmedix (the “DHMF-SOW No. 2”); and

(5)	That certain Statement of Work, dated January 26, 2016, as amended, by and between PHC and Augmedix (the “PHC-SOW” and, together with the DH-SOW No. 1, DH-SOW No. 2, and DHMF-SOW, the “Dignity SOW(s)”).

WHEREAS, Dignity Health (for itself and on behalf of its affiliates) and Augmedix entered into that certain Services Agreement, dated September 1, 2015 (the “Agreement”).

WHEREAS, Dignity Health has affiliated with Catholic Health Initiatives, which has been renamed CommonSpirit Health (f/k/a Catholic Health Initiative), a Colorado non-profit corporation (“CommonSpirit”), and become the parent company of Dignity Health; and

WHEREAS, CommonSpirit Health, Dignity Health, and Augmedix agreed to assign the Agreement to CommonSpirit Health, effective October 20, 2022, so that CommonSpirit and its affiliates may order products, services, and subscriptions from Augmedix through the Agreement.

NOW, THEREFORE, in consideration of the mutual benefits and promises between the parties, the sufficiency of which each party hereby acknowledges, the Dignity SOWs are hereby amended as follows:

1. Term. Notwithstanding anything to the contrary in the Dignity SOWs, this Fourth Omnibus Amendment extends the Term of the Dignity SOWs through and including September 30, 2023, unless earlier terminated in accordance with the Agreement.

2. CommonSpirit Enterprise Agreement. Notwithstanding the extension of the Dignity SOWs through and including September 30, 2023, the parties acknowledge that Augmedix and CommonSpirit intend to discuss and negotiate in good faith the terms and conditions of a new enterprise wide CommonSpirit agreement for the provision of the Services to its member organizations. Upon execution of a definitive enterprise agreement between Augmedix and CommonSpirt, the Agreement and associated Dignity SOWs shall terminate and the enterprise agreement between Augmedix and CommonSpirit will govern Augmedix’s provision of the Services to all CommonSpirit member organizations, including DH, DHMF and PHC.

Omnibus Amendment	Page 1
Augmedix – Dignity Health

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

3. Fees. Notwithstanding anything to the contrary in the Dignity SOWs, Fees will be charged and assessed for Authorized Users as follows:

(1)	Augmedix Solution/Augmedix Live. For each Authorized User, Client will be billed a base monthly non-refundable fee for use of the Augmedix Solution (also known as “Augmedix Live”), as determined by (i) the Authorized User’s Daily Schedule and anticipated monthly Scribe Service hour usage (e.g., up to 100 Scribe Service hours per month), and (ii) an hourly rate of [***] per Scribe Service hour (“Base Plan”). Scribe Service hours exceeding an Authorized Users Base Plan (“Overages”) may be billed at the rate of [***] per Scribe Service Hour.

Augmedix reserves the right to reset an Authorized User’s Base Plan based upon material changes to the Daily Schedule and/or actual monthly usage upon [***] written notice to Client. Client may request changes to an Authorized User’s Base Plan due to changes to Daily Schedules and/or anticipated monthly usage by providing [***] written notice to Augmedix.

(2)	Augmedix Notes.

a.	Subscription Fees. For each Authorized User, Client will be billed a monthly non-refundable fee for use of Augmedix Notes, as determined by (i) the Authorized User’s scheduled monthly Clinic Hours, and (ii) an hourly rate of [***] per Clinic Hour. “Clinic Hour” means an hour that an Authorized User is scheduled to be in clinic providing patient care.

b.	Volume Discounts. For Augmedix Notes, Augmedix will apply volume-based discounts, as specified in the table below (“Volume Discount”), upon Customer attaining and maintaining a specified number of Augmedix Notes Authorized Users in service (“Volume Discount Threshold(s)”). The Volume Discounts will be applied on a going-forward basis upon achieving and maintaining the applicable Volume Discount Threshold. For each Volume Discount Threshold, if the number of Augmedix Live and/or Notes Authorized Users thereafter falls below the applicable Volume Discount Threshold for a period of [***] or more, Augmedix Authorized Users will, on a going forward basis, return to the standard Augmedix Notes pricing or the pricing associated with the applicable Volume Discount Thresholds. The Volume Discount Threshold shall be evaluated and reported by Augmedix to Customer quarterly.

Volume Discount Threshold: Augmedix Notes Authorized Users in Service	Volume Discount
[***]	[***] discount of monthly Subscription Fees
[***]	[***] discount of monthly Subscription Fees
[***]	[***] discount of monthly Subscription Fees

4. General. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Dignity SOWs and the Agreement. This Fourth Omnibus Amendment is hereby incorporated into the Dignity SOWs by reference. Except as expressly amended herein, all other terms of the Dignity SOWs are hereby confirmed and remain in full force and effect. To the extent that there is any conflict between the terms of this Fourth Omnibus Amendment and those of the Agreement or the Dignity SOWs, the terms of this Fourth Omnibus Amendment shall control. This Fourth Omnibus Amendment may be executed in several counterparts, all of which taken together shall constitute one single agreement between the parties and any full and complete copy thereof shall constitute an original. When signed in pen ink, such documents may be delivered by facsimile transmission or by scanned email attachment, and said copies shall be treated in all respects as original.

Omnibus Amendment	Page 2
Augmedix – Dignity Health

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

AGREED AND ACCEPTED

DIGNITY HEALTH		AUGMEDIX Operating Corp. F/K/A Augedix Inc.

By	/s/ Kelley Moore	By	/s/ Manny Krakaris
Name	Kelley Moore	Name	Manny Krakaris
Title	System VP, SSRM Sourcing	Title	CEO

Date June 27, 2023		Date June 27, 2023

DIGNITY HEALTH MEDICAL FOUNDATION

By	/s/ Kelley Moore
Name	Kelley Moore
Title	System VP, SSRM Sourcing

Date	June 27, 2023

PACIFIC CENTRAL COAST HEALTH CENTERS

By	/s/ Kelley Moore
Name	Kelley Moore
Title	System VP, SSRM Sourcing

Date	July 11, 2023

Omnibus Amendment	Page 3
Augmedix – Dignity Health